Exhibit 10.5

NOTE AMENDING AGREEMENT

(SURVIVING NOTES)

THIS AGREEMENT is made as of the 15th day of July, 2019, between ROSALIND OPPORTUNITIES FUND I L.P. (“ROFI”), an Ontario limited partnership, ROSALIND MASTER FUND L.P. (“RMF”, and together with ROFI, the “Holders”), a Cayman Islands exempted limited partnership, and DELCATH SYSTEMS, INC. (the “Company”), a Delaware corporation.

WHEREAS the Company issued (i) an 8% Senior Secured Promissory Note (the “RMF Note”) on July 15th, 2019 to RMF in the principal amount of $1,000,000, and (ii) an 8% Senior Secured Promissory Note (the “ROFI Note”, and together with the RMF Note, the “Notes”) on July 15th, 2019 to ROFI in the principal amount of $1,000,000, which Notes are due and payable on July 15th, 2021;

AND WHEREAS the Company has entered into that certain Securities Purchase Agreement dated as of July 15, 2019 (the “Purchase Agreement”) by and among the Company, the Holders and the other purchasers identified on the signature pages thereto;

AND WHEREAS the Holders and the Company have agreed that, immediately following the completion of the transactions contemplated by the Purchase Agreement, the Notes shall be amended so that the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall be convertible, at the option of the Holder, into shares of Preferred Stock (as defined below) in the capital of the Company, all on the terms, conditions and price set out in the Purchase Agreement in respect of the Surviving Notes (as defined in the Purchase Agreement);

AND WHEREAS it is intended that the amendment of the Notes to provide the Holders with the conversion right does not result in a novation of the Notes and does not give rise to a disposition of the Notes for the purposes of the Income Tax Act (Canada);

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1.	Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Agreement, capitalized terms not otherwise defined herein shall have the meanings set forth in the Notes.

2.	Amendment of Notes. Effective as of the date hereof, each of the Notes is hereby amended as follows:

2.1.1	The following definitions are added in alphabetical order to the list of definitions in Section 1 of the Note:

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed;

“Conversion Amount” shall have the meaning set forth in Section 3(a);

“Conversion Date” means the effective date of conversion specified in the Conversion Notice;

“Conversion Notice” means a written notice in the form attached hereto as Schedule A;

“Preferred Stock” means the Series E Convertible Preferred Stock of the Company;

“Purchase Agreement” means the Securities Purchase Agreement dated July 15, 2019 between the Company, the Holder and the other purchasers identified on the signature pages thereto;

“Stated Value” means $1,000 per share of Preferred Stock; and

“Surviving Note Factor” means 1.5.

2.1.2	A new Section 3 shall be added to the Note and replace the existing Section 3 of the Note, and will state as follows:

“Section 3.    Conversion Right.

(a)    The Holder shall be entitled to convert the outstanding principal amount of this Note and any accrued and unpaid interest thereon at the time of conversion (the “Conversion Amount”) into the appropriate number of shares of Preferred Stock equal to the Conversion Amount divided by the product of the Stated Value and the Surviving Note Factor.

(b)    The Holder shall exercise its conversion rights under this Section 3 by (i) delivering to the Company a duly completed Conversion Notice, and (ii) surrendering this Note to the Company with such Conversion Notice.

(c)    On the Conversion Date the Company shall issue or cause to be issued to the Holder a certificate registered in the name of the Holder evidencing the number of shares of Preferred Stock issuable upon such conversion, as determined in accordance with Section 3(a). The Holder shall be deemed to have become the holder of record of such shares of Preferred Stock as of the Conversion Date.”

2.1.3	The Conversion Notice in the form attached hereto as Schedule A shall be annexed to the Note as a new Schedule A.

3.

Confirmation of Security. The Company hereby confirms that each of the Transaction Documents which it has delivered to the Holders (a) remains in full force and effect as general and continuing collateral security over all of the assets, property and undertaking of the Company, whether now or in the future owned or acquired, and the security interests, mortgages, charges, liens, assignments, transfers and pledges granted in favour of the Holders pursuant to the Transaction Documents continue to secure all of the debts, liabilities and obligations of the Company to the Holders in connection with the Transaction Documents, now or hereafter arising; and (b) is enforceable against the Company by the Holders in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

4.

Holding Period. The Holders hereby acknowledge that, for purposes of calculating the holding period required under Rule 144 promulgated under the Securities Act of 1933, as amended, with respect to the shares of Preferred Stock issuable on conversion of the Notes, such holding period shall commence on the Conversion Date.

5.

Effect of Amendment. This Agreement is an amendment to the Notes. Unless the context of this Agreement otherwise requires, each Note and this Agreement shall be read together and shall have effect as if the provisions of such Note and this Agreement were contained in one agreement.

6.

No Merger or Novation. Save as expressly amended by this Agreement, the terms of the Notes remain unamended and in full force and effect and are hereby ratified and affirmed. All Transaction Documents and obligations of the Company thereunder remain in full force and effect, there being no novation or merger of the Notes, the other Transaction Documents or such obligations.

7.

No Waiver. The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Holders under the Notes or any of the other Transaction Documents other than as expressly provided herein.

8.	Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Notes.

9.

Further Assurances. The parties shall promptly, from time to time, upon the request of the other party, take all such action, and execute and deliver such further agreements and other documents, as may be necessary or desirable to give effect to the provisions and intent of this Agreement.

10.

Miscellaneous. This Agreement (a) shall, for purposes of the Notes, be considered a Transaction Document; (b) shall be governed by and construed and enforced in accordance with the internal law of the State of New York; (c) may not be amended except by a writing duly executed by the parties; (d) shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; (e) may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document, all of which counterparts shall be construed together and shall constitute one Agreement; and (f) may be executed by email, .pdf or telecopy transmission of an executed counterpart of or signature page to this Agreement and an email, .pdf, telecopy or photocopy of an executed counterpart of or signature page to this Agreement shall be given the same effect as the original.

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IN WITNESS WHEREOF the parties have executed this Agreement.

DELCATH SYSTEMS, INC.

by	/s/ Jennifer K. Simpson
	Name:	Jennifer K. Simpson
	Title:	President & CEO

ROSALIND OPPORTUNITIES FUND I L.P., by its advisor, ROSALIND ADVISORS, INC.

by	/s/ Steven Salamon
	Name:	Steven Salamon
	Title:	President

ROSALIND MASTER FUND L.P., by its advisor, ROSALIND ADVISORS, INC.

by	/s/ Steven Salamon
	Name:	Steven Salamon
	Title:	President

Signature Page to Note Amending Agreement (Surviving Notes)

SCHEDULE A

CONVERSION NOTICE

To:	Delcath Systems, Inc. (the “Company”)

The undersigned hereby elects to convert all of the principal amount and any accrued and unpaid interest outstanding under the Note issued by the Company as of July 15, 2019, as amended by a Note Amending Agreement dated as of July 15, 2019, in exchange for delivery of shares of Preferred Stock in the capital of the Company, as of the date written and as specified below.

Effective date of conversion:

Principal amount of Note owed prior to conversion:

Number of shares of Preferred Stock to be issued on the basis of $1,500 (being the product of the Stated Value and the Surviving Note Factor) of principal amount and accrued and unpaid interest outstanding under the Note per share:

ROSALIND MASTER FUND L.P., by its advisor, ROSALIND ADVISORS, INC.

by
Name:
Title:

ROSALIND OPPORTUNITIES FUND I L.P., by its advisor, ROSALIND ADVISORS, INC.

by
Name:
Title: